UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement

As previously disclosed, on March 1, 2024, Digital Ally, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Agreement”), by and between the Company, Kustom Entertainment, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Kustom Entertainment” and, together with the Company, the “Borrowers”), and Mosh Man, LLC, a New Jersey limited liability company (the “Purchaser”), pursuant to which the Borrowers issued to the Purchaser a Senior Secured Promissory Note (the “Note”) with a principal amount of $1,425,000. On July 13, 2024, the Company entered into a Letter Agreement (the “First Letter Agreement”), by and between the Company, Kustom Entertainment and the Purchaser, amending the terms of the Agreement.

On September 12, 2024, the Company entered into a Letter Agreement (the “Second Letter Agreement”), by and between the Company, Kustom Entertainment and the Purchaser. Pursuant to the Second Letter Agreement: (a) the Purchaser agreed to advance additional $265,000 (the “Advance”) to be used by Borrowers to pay certain obligations, and the Advance will be included in the principal amount due under the Note, (b) the parties agreed to extend the repayment date of $100,000, by the Borrowers to the Purchaser, from September 12, 2024, to September 26, 2024, which payment shall be considered the September 12, 2024 payment pursuant to the Borrowers’ obligation, under the First Letter Agreement, to pay to the Purchaser $100,000 each month on the 12th calendar day of such month, (c) if, at any time, any new UCC-1 statement is filed subsequent to September 11, 2024, by any other creditor against any of the assets of the Borrowers, the filing shall constitute a default under the Note, and (d) Borrowers agreed to pay a $50,000 waiver of default and extension fee which will be included in the principal amount due under the Note.

Except as stated above, the Second Letter Agreement does not result in any other substantive changes to the Agreement.

A copy of the Second Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing descriptions of the Letter Agreement is qualified in its entirety by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Letter Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2024

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman and Chief Executive Officer